October 2014 Preliminary Terms No. 202 Registration Statement No. 333-190038 Dated October 6, 2014 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Auto-Callable Trigger PLUS Based on the Performance of the Common Stock of Palo Alto Networks, Inc. due October 20, 2017
Auto-Callable Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
Unlike conventional debt securities, the Auto-Callable Trigger PLUS will pay no interest and do not guarantee any return of principal at maturity.  If the closing price of the underlier on the call observation date is greater than or equal to 120% of the initial underlier value, the Auto-Callable Trigger PLUS will be automatically redeemed for a cash payment of at least $12.00 per Auto-Callable Trigger PLUS, or at least 120% of the stated principal amount.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the closing price of the underlier on the valuation date is greater than on the pricing date, at maturity investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlier.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the closing price of the underlier on the valuation date is less than or equal to the initial underlier value but greater than or equal to the trigger value, at maturity investors will receive the stated principal amount of their investment.  However, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the closing price of the underlier on the valuation date is less than the trigger value, at maturity investors will receive a number of shares of the underlier, or at our option, the cash value thereof, that is expected to be worth less than 75% of the stated principal amount of the Auto-Callable Trigger PLUS and could be worth nothing.  The Auto-Callable Trigger PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income in exchange for the leverage feature, which applies only if the Auto-Callable Trigger PLUS are not redeemed and the final underlier value is greater than the initial underlier value, and the limited protection against loss that applies only if the final underlier value is greater than or equal to the trigger value, subject to automatic early redemption.  There is no minimum payment at maturity on the Auto-Callable Trigger PLUS.  Accordingly, you could lose your entire initial investment in the Auto-Callable Trigger PLUS. The Auto-Callable Trigger PLUS are senior unsecured debt obligations of Barclays Bank PLC, and all payments on the Auto-Callable Trigger PLUS are subject to the creditworthiness of Barclays Bank PLC, and are not guaranteed by any third party.
SUMMARY TERMS
Issuer:	Barclays Bank PLC
Underlier:	Palo Alto Networks, Inc. common stock
Aggregate principal amount:	$
Stated principal amount:	$10 per Auto-Callable Trigger PLUS
Initial issue price:	$10 per Auto-Callable Trigger PLUS (see “Commissions and initial issue price” below)
Pricing date:†	October , 2014 (expected to price on or about October 17, 2014)
Original issue date:†	October , 2014 (3 business days after the pricing date)
Call observation date:†	April 18, 2016, subject to postponement
Valuation date:†	October 17, 2017, subject to postponement
Maturity date:†	October 20, 2017, subject to postponement
Interest:	None
Early redemption:
If, on the call observation date, the closing price of the underlier is greater than or equal to the call threshold level, the Auto-Callable Trigger PLUS will be automatically redeemed for the early redemption payment on the third business day following the call observation date.  The Auto-Callable Trigger PLUS will not be redeemed early if the closing price of the underlier is less than the call threshold level on the call observation date.  No further payments will be made on the Auto-Callable Trigger PLUS after they have been redeemed.  In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.  Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

Call threshold level:	$ , which is 120% of the initial underlier value (rounded to two decimal places)*
Early redemption payment:	At least $12.00 per Auto-Callable Trigger PLUS (at least 120% of the stated principal amount). The actual early redemption payment will be determined on the pricing date.
Payment or delivery at maturity (per Auto-Callable Trigger PLUS):
▪     If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value:
 $10 + leveraged upside payment
▪     If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value:
 $10
▪     If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value:
at our option, (i) a number of shares of the underlier equal to the exchange ratio as of the valuation date (the “physical delivery amount”)*, or (ii) the cash value of such shares as of the valuation date determined as follows: the exchange ratio times the final underlier value
The value of such shares and/or cash is expected to be less than the stated principal amount of $10 and is expected to represent a loss of at least 25%, and possibly all, of an investor’s initial investment.
Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS.  Any payment on the Auto-Callable Trigger PLUS is subject to the creditworthiness of the issuer and is not guaranteed by any third party.  For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Risk Factors—Credit of issuer” in this document.

Leveraged upside payment:	$10 × leverage factor × underlier return
Leverage factor:
At least 170%.  The actual leverage factor will be determined on the pricing date.  The leverage factor will be applicable only if the Auto-Callable Trigger PLUS are not redeemed and the final underlier value is greater than or equal to the initial underlier value.

(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per Auto-Callable Trigger PLUS	$10	$10	$0.20(2) $0.05(3)	$9.75
Total	$	$	$	$
(1)
Our estimated value of the Auto-Callable Trigger PLUS on the pricing date, based on our internal pricing models, is expected to be between $9.050 and $9.388 per Auto-Callable Trigger PLUS.  The estimated value is expected to be less than the initial issue price of the Auto-Callable Trigger PLUS.  See “Additional Information Regarding Our Estimated Value of the Auto-Callable Trigger PLUS” on page 3 of this document.

(2)
Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.20 for each Auto-Callable Trigger PLUS they sell.  See “Supplemental Plan of Distribution.”

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each Auto-Callable Trigger PLUS.
One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the Auto-Callable Trigger PLUS and hold such Auto-Callable Trigger PLUS for investment for a period of at least 30 days.  Accordingly, the total principal amount of the Auto-Callable Trigger PLUS may include a portion that was not purchased by investors on the original issue date.  Any unsold portion held by our affiliate(s) may affect the supply of Auto-Callable Trigger PLUS available for secondary trading and, therefore, could adversely affect the price of the Auto-Callable Trigger PLUS in the secondary market. Circumstances may occur in which our interest or those of our affiliates could be in conflict with your interests.
Investing in the Auto-Callable Trigger PLUS involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 11 and on page S-6 of the prospectus supplement.  You should read this document together with the related prospectus and prospectus supplement, each of which can be accessed via the hyperlinks below before you make an investment decision.
Any payment on the Auto-Callable Trigger PLUS, including any repayment of principal, is subject to the creditworthiness of the issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Risk Factors - Credit of issuer” in this document.
Prospectus dated July 19, 2013	Prospectus Supplement dated July 19, 2013
Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this document relates.  Before you invest, you should read the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering.  Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details.  You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, preliminary pricing supplement, if any, and final pricing supplement (when completed) and this document if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430).  A copy of each of these documents may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the Auto-Callable Trigger PLUS or determined that this document is truthful or complete.  Any representation to the contrary is a criminal offense.

Auto-Callable Trigger PLUS Based on the Performance of the Common Stock of Palo Alto Networks, Inc. due October 20, 2017
Auto-Callable Trigger Performance Leverage Upside SecuritiesSM
Principal at Risk Securities

Terms continued from previous page:
Initial underlier value:	$ , which is the closing price of the underlier on the pricing date*
Final underlier value:	The closing price of the underlier on the valuation date*
Trigger value:	$ , which is 75% of the initial underlier value (rounded to two decimal places)*
Underlier return:	(final underlier value – initial underlier value) / initial underlier value
Exchange ratio:	The stated principal amount divided by the initial underlier value (rounded to the nearest hundred thousandth)
CUSIP/ISIN:	06742Y717 / US06742Y7177
Listing:	We do not intend to list the Auto-Callable Trigger PLUS on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
†
Expected.  In the event that we make any change to the pricing date or the original issue date, the valuation date, call observation date and/or the maturity date may be changed so that the stated term of the Auto-Callable Trigger PLUS remains the same.  In addition, the maturity date, call observation date and valuation date are subject to postponement.  See “Additional Information about the Auto-Callable Trigger PLUS—Additional provisions—Postponement of maturity date,” “Additional Information about the Auto-Callable Trigger PLUS—Additional provisions—Postponement of call observation date valuation date” and “Additional Information about the Auto-Callable Trigger PLUS—Additional provisions—Market disruption events and adjustments.”

*
The physical delivery amount, the initial underlier value and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

Barclays Capital Inc.

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Additional Terms of the Auto-Callable Trigger PLUS

You should read this document together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which the Auto-Callable Trigger PLUS are a part.  This document, together with the documents listed below, contains the terms of the Auto-Callable Trigger PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement as the Auto-Callable Trigger PLUS involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Auto-Callable Trigger PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•           Prospectus dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

•           Prospectus supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070.  As used in this document, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

The Auto-Callable Trigger PLUS constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

Additional Information Regarding Our Estimated Value of the Auto-Callable Trigger PLUS

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates.  Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market.  Our estimated value on the pricing date is based on our internal funding rates.  Our estimated value of the Auto-Callable Trigger PLUS might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Auto-Callable Trigger PLUS on the pricing date is expected to be less than the initial issue price of the Auto-Callable Trigger PLUS.  The difference between the initial issue price of the Auto-Callable Trigger PLUS and our estimated value of the Auto-Callable Trigger PLUS is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Auto-Callable Trigger PLUS, the estimated cost that we may incur in hedging our obligations under the Auto-Callable Trigger PLUS, and estimated development and other costs that we may incur in connection with the Auto-Callable Trigger PLUS.

Our estimated value on the pricing date is not a prediction of the price at which the Auto-Callable Trigger PLUS may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Auto-Callable Trigger PLUS in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Auto-Callable Trigger PLUS in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Auto-Callable Trigger PLUS in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the initial issue date of the Auto-Callable Trigger PLUS because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Auto-Callable Trigger PLUS and other costs in connection with the Auto-Callable Trigger PLUS that we will no longer expect to incur over the term of the Auto-Callable Trigger PLUS.  We made such discretionary election and determined this temporary reimbursement period on

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Auto-Callable Trigger Performance Leverage Upside SecuritiesSM
Principal at Risk Securities

the basis of a number of factors, including the tenor of the Auto-Callable Trigger PLUS and any agreement we may have with the distributors of the Auto-Callable Trigger PLUS.  The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Auto-Callable Trigger PLUS based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 11 of this document.

You may revoke your offer to purchase the Auto-Callable Trigger PLUS at any time prior to the pricing date.  We reserve the right to change the terms of, or reject any offer to purchase, the Auto-Callable Trigger PLUS prior to their pricing date.  In the event of any changes to the terms of the Auto-Callable Trigger PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes in which case we may reject your offer to purchase.

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Auto-Callable Trigger PLUS Based on the Performance of the Common Stock of Palo Alto Networks, Inc. due October 20, 2017
Auto-Callable Trigger Performance Leverage Upside SecuritiesSM
Principal at Risk Securities

Investment Summary
Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities
The Auto-Callable Trigger PLUS based on the Performance of the Common Stock of Palo Alto Networks, Inc. due October 20, 2017 (the “Auto-Callable Trigger PLUS”) can be used:

▪
To provide an opportunity to earn the early redemption payment, which is an amount equal to at least $12.00 per Auto-Callable Trigger PLUS, or at least 120% of the stated principal amount, if the closing price of the underlier on the call observation date is greater than or equal to the call threshold level.  The actual early redemption payment will be determined on the pricing date.

▪	As an alternative to direct exposure to the underlier that, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity, enhances returns for any positive performance of the underlier

▪	If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, to enhance returns and outperform the underlier in a bullish scenario

▪
If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, to achieve similar levels of upside exposure to the underlier as a direct investment while using fewer dollars by taking advantage of the leverage factor

▪
If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, to provide limited protection against a loss of principal in the event of a decline of the underlier as of the valuation date, but only if the final underlier value is greater than or equal to the trigger value

If the final underlier value is less than the trigger value, the Auto-Callable Trigger PLUS are exposed on a 1:1 basis to the negative performance of the underlier.

Maturity:	Approximately 3 years (unless redeemed earlier)
Call threshold level:	120% of the initial underlier value
Early redemption payment:	At least $12.00 (at least 120% of the stated principal amount) per Auto-Callable Trigger PLUS. The actual early redemption payment will be determined on the pricing date.
Leverage factor:
At least 170% (applicable only if the final underlier value is greater than the initial underlier value and the Auto-Callable Trigger PLUS are not redeemed prior to maturity).  The actual leverage factor will be determined on the pricing date.

Trigger value:	75% of the initial underlier value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS.
Interest:	None

 Key Investment Rationale

If the closing price of the underlier on the call observation date is greater than or equal to 120% of the initial underlier value, the Auto-Callable Trigger PLUS will be automatically redeemed for an amount per Auto-Callable Trigger PLUS equal to at least $12.00, or at least 120% of the stated principal amount.  The actual early redemption payment will be determined on the pricing date.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, the Auto-Callable Trigger PLUS offer leveraged upside exposure to any positive performance of the underlier.  In exchange for enhanced performance of at least 170% of any appreciation of the underlier if the Auto-Callable Trigger PLUS are not redeemed prior to maturity, investors are exposed to the risk of loss of some or all of their investment due to the trigger feature.  The actual leverage factor will be determined on the pricing date.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value, at maturity investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlier.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value, at maturity investors will receive the stated principal amount of their investment. However, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value, the payment due at maturity will be at our option per Auto-Callable Trigger PLUS (i) a number of shares of the underlier equal to the exchange ratio, as of the valuation date, or (ii) the cash value of those shares as of the valuation date determined as follows: the exchange ratio times the final underlier value.  Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS. In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at

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maturity if the final underlier value is greater than the initial underlier value.  Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

Early Redemption Feature
On the call observation date, if the closing price of the underlier is greater than or equal to the call threshold level, the Auto-Callable Trigger PLUS will be automatically redeemed for an amount per Auto-Callable Trigger PLUS equal to the early redemption payment.  No further payments will be made on the Auto-Callable Trigger PLUS after they have been redeemed.  In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.  Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

Leveraged Upside Performance
If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, the Auto-Callable Trigger PLUS offer investors an opportunity to capture enhanced returns for any positive performance of the underlier relative to a direct investment in the underlier.

Trigger Feature
At maturity, even if the underlier has declined over the term of the Auto-Callable Trigger PLUS, investors will receive their stated principal amount but only if the final underlier value is greater than or equal to the trigger value.

Upside Scenario If the Underlier Appreciates
The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value.  In this case, at maturity, the Auto-Callable Trigger PLUS pay the stated principal amount of $10 plus at least 170% of the underlier return.  The actual leverage factor will be determined on the pricing date.

Par Scenario
The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value, which is 75% of the initial underlier value.  In this case, at maturity, the Auto-Callable Trigger PLUS pay the stated principal amount of $10 per Auto-Callable Trigger PLUS even though the underlier has depreciated.

Downside Scenario
The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value.  In this case, the payment due at maturity will be at our option per Auto-Callable Trigger PLUS (i) a number of shares of the underlier equal to the exchange ratio as of the valuation date or (ii) the cash value of those shares as of the valuation date determined as follows: the exchange ratio times the final underlier value.  Such shares and/or cash are expected to be worth less than 75% of the stated principal amount per Auto-Callable Trigger PLUS and could be worth nothing.  For example, if the final underlier value is 55% less than the initial underlier value, we will deliver shares and/or cash worth $4.50 per Auto-Callable Trigger PLUS, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount.  If we choose to deliver shares of the underlier on the maturity date they may be worth more or less at such time than their value on the valuation date.  There is no minimum payment at maturity on the Auto-Callable Trigger PLUS.  Accordingly, you could lose your entire investment in the Auto-Callable Trigger PLUS.

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How the Auto-Callable Trigger PLUS Work

 The following diagrams and scenarios illustrate the payment upon automatic early redemption or at maturity based on the following terms:

Stated principal amount:	$10 per Auto-Callable Trigger PLUS
Call threshold level:	120% of the initial underlier value
Hypothetical early redemption payment:	$12.00 per Auto-Callable Trigger PLUS (120% of the stated principal amount). The actual early redemption payment will be determined on the pricing date.
Hypothetical leverage factor:	170%. The actual leverage factor will be determined on the pricing date.
Trigger value:	75% of the initial underlier value

Diagram #1: Call Observation Date

Diagram #2: Payment at Maturity If No Automatic Early Redemption Occurs

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Scenario Analysis:

▪
Early Redemption Scenario.  On the call observation date, if the closing price of the underlier is greater than or equal to the call threshold level of 120% of the initial underlier value, under the hypothetical terms of Auto-Callable Trigger PLUS, the Auto-Callable Trigger PLUS will be automatically redeemed for an amount per Auto-Callable Trigger PLUS equal to the early redemption payment of $12.00, or 120% of the stated principal amount.  If the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.  Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

▪
Upside Scenario. If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value, under the hypothetical terms of the Auto-Callable Trigger PLUS, investors will receive the $10 stated principal amount plus 170% of the appreciation of the underlier over the term of the Auto-Callable Trigger PLUS.

▪	For example, if the underlier appreciates by 3%, investors would receive a 5.10% return, or $10.51 per Auto-Callable Trigger PLUS, at maturity.
▪
If the underlier appreciates 30%, investors would receive a 51.00% return, or $15.10 per Auto-Callable Trigger PLUS, at maturity.  This is significantly more than the early redemption payment the investor would have received if the underlier had appreciated 30% or more as of the call observation date, and, as a result, the Auto-Callable Trigger PLUS were automatically redeemed.

▪
Par Scenario.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value, investors will receive the stated principal amount of $10 per Auto-Callable Trigger PLUS.

▪	For example, if the underlier depreciates by 5%, investors would receive the $10 stated principal amount.
▪
Downside Scenario.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value, the payment due at maturity will be at our option per Auto-Callable Trigger PLUS (i) a number of shares of the underlier equal to the exchange ratio as of the valuation date or (ii) the cash value of those shares as of the valuation date determined as follows: the exchange ratio times the final underlier value.  Such shares and/or cash are expected to be worth less than 75% of the stated principal amount per Auto-Callable Trigger PLUS.  If we choose to deliver shares of the underlier on the maturity date they may be worth more or less at such time than their value on the valuation date.  Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS.

▪	For example, if the underlier depreciates 50%, investors would receive shares and/or cash worth $5.00 per Auto-Callable Trigger PLUS at maturity, or 50% of the stated principal amount.

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If Not Redeemed Prior to Maturity, What Is the Total Return on the Auto-Callable Trigger PLUS at Maturity, Assuming a Range of Performances for the Underlier?

The following table and examples illustrate the hypothetical payment at maturity and hypothetical total return at maturity on the Auto-Callable Trigger PLUS, assuming the Auto-Callable Trigger PLUS are not redeemed prior to maturity.  The “total return” as used in this document is the number, expressed as a percentage, that results from comparing the payment at maturity per $10.00 stated principal amount to $10.00.  The table and examples set forth below assume a hypothetical initial underlier value of $100.00, a hypothetical trigger value of $75.00 (or 75% of the hypothetical initial underlier value), a hypothetical exchange ratio of 0.10000, which is the stated principal amount per security divided by the hypothetical initial underlier value, and a hypothetical leverage factor of 170%.  The hypothetical initial underlier value of $100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial underlier value.  Please see “Palo Alto Networks, Inc. Overview” below for recent actual values of the underlier.  The actual initial underlier value, trigger value, leverage factor and exchange ratio will be determined on the pricing date.  Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the Auto-Callable Trigger PLUS.  The numbers appearing in the following table and examples have been rounded for ease of analysis.  The table and examples below do not take into account any tax consequences from investing in the Auto-Callable Trigger PLUS.

Final Underlier Value	Underlier Return	Value of the Payment at Maturity	Total Return on Auto-Callable Trigger PLUS
$150.00	50.00%	$18.500	85.00%
$140.00	40.00%	$16.800	68.00%
$130.00	30.00%	$15.100	51.00%
$120.00	20.00%	$13.400	34.00%
$110.00	10.00%	$11.700	17.00%
$105.00	5.00%	$10.850	8.50%
$102.50	2.50%	$10.425	4.25%
$100.00	0.00%	$10.000	0.00%
$90.00	-10.00%	$10.000	0.00%
$80.00	-20.00%	$10.000	0.00%
$75.00	-25.00%	$10.000	0.00%
$70.00	-30.00%	$7.000*	-30.00%
$60.00	-40.00%	$6.000*	-40.00%
$50.00	-50.00%	$5.000*	-50.00%
$40.00	-60.00%	$4.000*	-60.00%
$30.00	-70.00%	$3.000*	-70.00%
$20.00	-80.00%	$2.000*	-80.00%
$10.00	-90.00%	$1.000*	-90.00%
$0.00	-100.00%	$0.000*	-100.00%
* If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value, the payment due at maturity will be at our option per $10 security (i) a number of shares of the underlier equal to the exchange ratio as of the valuation date or (ii) the cash value of those shares as of the valuation date determined as follows: the exchange ratio times the final underlier value.  Accordingly, if the final underlier value is less than the trigger value, the values in the table above reflect the value of the shares and/or cash as of the valuation date.

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Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and total return in different hypothetical scenarios are calculated.

Example 1: The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the value of the underlier increases from an initial underlier value of $100.00 to a final underlier value of $102.50.
Because the final underlier value is greater than the initial underlier value and the underlier return is 2.50%, the investor receives a payment at maturity of $10.425 per $10 stated principal amount, calculated as follows:

$10 + leveraged upside payment
$10 + ($10 × leverage factor × underlier return)
$10 + ($10 × 170% × 2.50%) = $10.425

The total return on the Auto-Callable Trigger PLUS is 4.25%.

Example 2: The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the value of the underlier decreases from an initial underlier value of $100.00 to a final underlier value of $80.00.
Because the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value, the investor receives a  payment at maturity equal to the $10 stated principal amount of $10 per Auto-Callable Trigger PLUS.

The total return on the Auto-Callable Trigger PLUS is 0.00%.

Example 3: The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the value of the underlier decreases from an initial underlier value of $100.00 to a final underlier value of $30.00.

Because the final underlier value is less than the trigger value, the investor receives at maturity a number of shares of the underlier per $10.00 stated principal amount equal to the exchange ratio or the cash value thereof, calculated as follows:

the cash value of 0.10000 shares of the underlier = the exchange ratio times the final underlier value = 0.10000 × $30.00 = $3.000

The total return on the Auto-Callable Trigger PLUS is -70.00%.

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Risk Factors
An investment in the Auto-Callable Trigger PLUS involves significant risks. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Auto-Callable Trigger PLUS.  Investing in the Auto-Callable Trigger PLUS is not equivalent to investing directly in the underlier.  The following is a non-exhaustive list of certain key risk factors for investors in the Auto-Callable Trigger PLUS.  For further discussion of these and other risks, you should read the sections entitled “Risk Factors” in the prospectus supplement, including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;
•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;
•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest or Pay Interest at a Low Rate”;
•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”;
•	“Risk Factors—Additional Risks Relating to Securities Which Contain a Multiplier”;
•	“Risk Factors—Additional Risks Relating to Securities Which We May Call or Redeem (Automatically or Otherwise)”; and
•
“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds.”

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The trigger feature provides protection only for a limited range of negative performance of the underlier, and the Auto-Callable Trigger PLUS do not pay interest or guarantee return of principal.  The terms of the Auto-Callable Trigger PLUS differ from those of ordinary debt securities in that the Auto-Callable Trigger PLUS do not pay interest or guarantee payment of the principal amount at maturity.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value (which is 75% of the initial underlier value), you will be exposed to the decline in the closing price of the underlier, as compared to the initial underlier value, on a 1 to 1 basis and you will receive for each security that you hold at maturity a number of shares of the underlier equal to the exchange ratio as of the valuation date (or, at our option, the cash value of such shares as of the valuation date).  The value of those shares (or that cash) is expected to be less than 75% of the stated principal amount and could be zero.  There is no minimum payment at maturity on the Auto-Callable Trigger PLUS and, accordingly, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity, you could lose your entire initial investment in the Auto-Callable Trigger PLUS.

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If the Auto-Callable Trigger PLUS are redeemed following the call observation date, the appreciation potential of the Auto-Callable Trigger PLUS is limited to the early redemption payment.  If the closing price of the underlier on the call observation date is greater than or equal to the call threshold level of 120% of the initial underlier value, the Auto-Callable Trigger PLUS will be automatically redeemed.  In this scenario, the appreciation potential of the Auto-Callable Trigger PLUS is limited to the early redemption payment of at least $12.00 per Auto-Callable Trigger PLUS (at least 120% of the stated principal amount) regardless of the actual appreciation of the underlier, and no further payments will be made on the Auto-Callable Trigger PLUS once they have been redeemed.  The actual early redemption payment will be determined on the pricing date.  In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.  Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

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If we choose to deliver shares of the underlier at maturity the value of such shares may be worth more or less on the maturity date than their value on the valuation date. If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value, we may elect to deliver shares of the underlier on the maturity date. The value of the shares received on the maturity date depends on the closing price of the underlier on the maturity date, rather than the final underlier value. The value of such shares may change between the valuation date and the maturity date, and as a result, if we chose to delivery shares of the underlier, the value of the payment at maturity may be lower than if we had chosen to make a cash payment on the maturity date.

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Credit of issuer. The Auto-Callable Trigger PLUS are senior unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Auto-Callable Trigger PLUS depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by a third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Auto-Callable Trigger PLUS and, in the event Barclays Bank PLC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Auto-Callable Trigger PLUS.

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Early redemption risk.  The term of your investment in the Auto-Callable Trigger PLUS may be limited to as short as approximately 16 months by the early redemption feature of the Auto-Callable Trigger PLUS.  If the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will receive no further payments and may be forced to reinvest in a lower interest rate environment.  There is no guarantee that you would be able to reinvest the proceeds from an investment in the Auto-Callable

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Trigger PLUS in a comparable investment with a similar level of risk in the event the Auto-Callable Trigger PLUS are redeemed prior to the maturity date.  In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.  Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

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The Auto-Callable Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. There may be little or no secondary market for the Auto-Callable Trigger PLUS. We do not intend to list the Auto-Callable Trigger PLUS on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Auto-Callable Trigger PLUS in the secondary market but are not required to do so and may cease any such market making activities at any time. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the Auto-Callable Trigger PLUS easily. Because other dealers are not likely to make a secondary market for the Auto-Callable Trigger PLUS, the price, if any, at which you may be able to trade your Auto-Callable Trigger PLUS is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Auto-Callable Trigger PLUS.  In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the Auto-Callable Trigger PLUS (as described on the cover page of this document), which may inhibit the development of a secondary market for the Auto-Callable Trigger PLUS.  Accordingly, you should be willing to hold your Auto-Callable Trigger PLUS to maturity.

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Potential adverse economic interest of the calculation agent.  The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Auto-Callable Trigger PLUS. The calculation agent will determine the initial underlier value, the trigger value and the final underlier value, whether the Auto-Callable Trigger PLUS will be automatically redeemed, whether the underlier has decreased below the trigger value and will calculate the amount of cash, if any, you will receive at maturity.  Moreover, certain determinations made by the calculation agent may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events.  These potentially subjective determinations may adversely affect the payout to you at maturity, if any.  For further information regarding these types of determinations, see “Additional Information about the Auto-Callable Trigger PLUS—Additional provisions—Market disruption events and adjustments” below.

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Suitability of the Auto-Callable Trigger PLUS for investment. You should reach a decision to invest in the Auto-Callable Trigger PLUS after carefully considering, with your advisors, the suitability of the Auto-Callable Trigger PLUS in light of your investment objectives and the specific information set out in this document, the prospectus supplement, and the prospectus. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the Auto-Callable Trigger PLUS for investment.

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If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, the payment at maturity of the Auto-Callable Trigger PLUS is not based on the value of the underlier at any time other than at closing on the valuation date.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, the payment at maturity is not based on the value of the underlier at any time other than the closing price of the underlier on the valuation date and will be based solely on the final underlier value as compared to the initial underlier value.  Therefore, the payment at maturity, if any, that you will receive for your Auto-Callable Trigger PLUS may be significantly less than if the payment at maturity were linked to the value of the underlier at any time other than the valuation date.

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Investing in the Auto-Callable Trigger PLUS is not equivalent to investing in the common stock of Palo Alto Networks, Inc.  Investors in the Auto-Callable Trigger PLUS will not own the underlier or have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlier.

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No affiliation with Palo Alto Networks, Inc. Palo Alto Networks, Inc. is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the Auto-Callable Trigger PLUS. We have not made any due diligence inquiry with respect to Palo Alto Networks, Inc. in connection with this offering.

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Single equity risk. The value of the underlier can rise or fall sharply due to factors specific to the underlier and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of the underlier.

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We may engage in business with or involving Palo Alto Networks, Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Palo Alto Networks, Inc. without regard to your interests and thus may acquire non-public information about Palo Alto Networks, Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Palo Alto Networks, Inc., which may or may not recommend that investors buy or hold the underlier.

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The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlier. Barclays Bank PLC, as calculation agent, will adjust the amount payable at maturity for certain corporate events affecting the underlier, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of the underlier, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlier. For example, the calculation agent is not required to make any adjustments if the issuer of the underlier or anyone else makes a partial tender or partial exchange offer for the underlier, nor will adjustments be made following the valuation date. If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the Auto-Callable Trigger PLUS may be materially and adversely affected.

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In some circumstances, the payment you receive on the Auto-Callable Trigger PLUS may be based on the stock of another company and not the underlier. Following certain corporate events relating to the issuer of the underlier where the issuer is not the surviving entity, your return on the Auto-Callable Trigger PLUS paid by Barclays Bank PLC may be based on the shares of a successor to the respective underlier issuer or any cash or any other assets distributed to holders of the underlier in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Auto-Callable Trigger PLUS. For more information, see the section “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” of the prospectus supplement.

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Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Auto-Callable Trigger PLUS.  The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Auto-Callable Trigger PLUS on or prior to the pricing date and prior to maturity could adversely affect the value of the underlier and, as a result, could decrease the amount an investor may receive on the Auto-Callable Trigger PLUS at maturity, if any.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial underlier value and, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity, could increase the trigger value, which is the value at or above which the underlier must close so that the investor does not suffer a loss on their initial investment in the Auto-Callable Trigger PLUS.  Additionally, such hedging or trading activities during the term of the Auto-Callable Trigger PLUS, including on the valuation date, could potentially affect the value of the underlier on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

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The market price will be influenced by many unpredictable factors.  Several factors will influence the value of the Auto-Callable Trigger PLUS in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the Auto-Callable Trigger PLUS in the secondary market.  Although we expect that generally the closing price of the underlier on any day will affect the value of the Auto-Callable Trigger PLUS more than any other single factor, other factors that may influence the value of the Auto-Callable Trigger PLUS include:

o	the value and volatility (frequency and magnitude of changes in value) of the underlier;

o	dividend rates on the underlier;

o	interest and yield rates in the market;

o	time remaining until the Auto-Callable Trigger PLUS mature;

o	supply and demand for the Auto-Callable Trigger PLUS;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the underlier and that may affect the final underlier value;

o	the occurrence of certain events affecting the underlier that may or may not require an adjustment of the initial underlier value or other variables; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The price of the underlier may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.  See “Palo Alto Networks, Inc. Overview” below.  You may receive less, and possibly significantly less, than the stated principal amount per Auto-Callable Trigger PLUS if you try to sell your Auto-Callable Trigger PLUS prior to maturity.

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The estimated value of your Auto-Callable Trigger PLUS might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your Auto-Callable Trigger PLUS on the pricing date is based on a number of variables, including our internal funding rates.  Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market.  As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

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The estimated value of your Auto-Callable Trigger PLUS is expected to be lower than the initial issue price of your Auto-Callable Trigger PLUS.  The estimated value of your Auto-Callable Trigger PLUS on the pricing date is expected to be lower, and

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may be significantly lower, than the initial issue price of your Auto-Callable Trigger PLUS.  The difference between the initial issue price of your Auto-Callable Trigger PLUS and the estimated value of the Auto-Callable Trigger PLUS is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Auto-Callable Trigger PLUS, the estimated cost that we may incur in hedging our obligations under the Auto-Callable Trigger PLUS, and estimated development and other costs that we may incur in connection with the Auto-Callable Trigger PLUS.

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The estimated value of the Auto-Callable Trigger PLUS is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions.  The estimated value of your Auto-Callable Trigger PLUS on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize.  These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Auto-Callable Trigger PLUS may not be consistent with those of other financial institutions that may be purchasers or sellers of Auto-Callable Trigger PLUS in the secondary market.  As a result, the secondary market price of your Auto-Callable Trigger PLUS may be materially different from the estimated value of the Auto-Callable Trigger PLUS determined by reference to our internal pricing models.

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The estimated value of your Auto-Callable Trigger PLUS is not a prediction of the prices at which you may sell your Auto-Callable Trigger PLUS in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Auto-Callable Trigger PLUS and may be lower than the estimated value of your Auto-Callable Trigger PLUS. The estimated value of the Auto-Callable Trigger PLUS will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Auto-Callable Trigger PLUS from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do).  The price at which you may be able to sell your Auto-Callable Trigger PLUS in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Auto-Callable Trigger PLUS.  Further, as secondary market prices of your Auto-Callable Trigger PLUS take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Auto-Callable Trigger PLUS such as fees, commissions, discounts, and the costs of hedging our obligations under the Auto-Callable Trigger PLUS, secondary market prices of your Auto-Callable Trigger PLUS will likely be lower than the initial issue price of your Auto-Callable Trigger PLUS.  As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Auto-Callable Trigger PLUS from you in secondary market transactions, if any, will likely be lower than the price you paid for your Auto-Callable Trigger PLUS, and any sale prior to the maturity date could result in a substantial loss to you.

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The temporary price at which we may initially buy the Auto-Callable Trigger PLUS in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Auto-Callable Trigger PLUS.  Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Auto-Callable Trigger PLUS in the secondary market (if Barclays Capital Inc. makes a market in the Auto-Callable Trigger PLUS, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Auto-Callable Trigger PLUS on the pricing date, as well as the secondary market value of the Auto-Callable Trigger PLUS, for a temporary period after the initial issue date of the Auto-Callable Trigger PLUS.  The price at which Barclays Capital Inc. may initially buy or sell the Auto-Callable Trigger PLUS in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Auto-Callable Trigger PLUS.

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We and our affiliates may engage in various activities or make determinations that could materially affect your Auto-Callable Trigger PLUS in various ways and create conflicts of interest.  We and our affiliates establish the offering price of the Auto-Callable Trigger PLUS for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the Auto-Callable Trigger PLUS, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Auto-Callable Trigger PLUS. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Auto-Callable Trigger PLUS and such compensation or financial benefit may serve as an incentive to sell these Auto-Callable Trigger PLUS instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Auto-Callable Trigger PLUS. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the securities. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Auto-Callable Trigger PLUS. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the

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holders of the Auto-Callable Trigger PLUS. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Auto-Callable Trigger PLUS into account in conducting these activities.

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The U.S. federal income tax consequences of an investment in the Auto-Callable Trigger PLUS are uncertain.  There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Auto-Callable Trigger PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the Auto-Callable Trigger PLUS are uncertain, and the IRS or a court might not agree with the treatment of the Auto-Callable Trigger PLUS as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment for the Auto-Callable Trigger PLUS, the tax consequences of the ownership and disposition of the Auto-Callable Trigger PLUS could be materially and adversely affected.  In addition, as described below under “Additional provisions—Tax considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Auto-Callable Trigger PLUS, possibly with retroactive effect.  You should review carefully the sections of the accompanying prospectus supplement entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Auto-Callable Trigger PLUS (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Palo Alto Networks, Inc. Overview

According to publicly available information, Palo Alto Networks, Inc. (the “Company”) offers an enterprise security platform that is intended to allow enterprises, service providers and government entities to safely enable applications to run on their networks and prevent breaches stemming from targeted cyber attacks.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-35594. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “PANW.”

You are urged to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act,” and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act,” are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by the company issuing the underlier can be located by reference to the underlier’s SEC file number specified above.

The summary information above regarding the Company comes from the Company’s SEC filings. You are urged to refer to the SEC filings made by the Company and to other publicly available information (such as the Company’s annual report) to obtain an understanding of the Company’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information obtained from outside sources.

Information about the underlier as of market close on October 2, 2014:
Bloomberg Ticker Symbol:	PANW	52 Week High:	$100.49
Current Price:	$98.18	52 Week Low:	$40.99
52 Weeks Ago (10/3/2013):	$46.67

The following table sets forth the published high, low and period-end closing prices of the underlier for each quarter for the period of July 20, 2012 through October 2, 2014. The associated graph shows the closing prices of the underlier for each day in the same period. The underlier began trading on the New York Stock Exchange on July 20, 2012 and therefore has limited performance history. The closing price of the underlier on October 2, 2014 was $98.18.  We obtained the closing prices below from Bloomberg, L.P., without independent verification.  Historical performance of the underlier should not be taken as an indication of future performance.  Future performance of the underlier may differ significantly from historical performance, and no assurance can be given as to the closing price of the underlier during the term of the Auto-Callable Trigger PLUS, including on the call observation date or valuation date.  We cannot give you assurance that the performance of the underlier will result in the return of any of your initial investment.  The closing prices below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Common Stock of Palo Alto Networks, Inc.	High	Low	Period End
2012
Third Quarter (commencing July 20, 2012)*	$71.75	$51.51	$61.57
Fourth Quarter	$65.86	$48.82	$53.52
2013
First Quarter	$61.13	$47.23	$56.60
Second Quarter	$56.43	$39.56	$42.16
Third Quarter	$50.04	$41.15	$45.82
Fourth Quarter	$57.80	$40.99	$57.47

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Common Stock of Palo Alto Networks, Inc.	High	Low	Period End
2014
First Quarter	$79.82	$55.66	$68.60
Second Quarter	$83.85	$58.51	$83.85
Third Quarter	$100.49	$75.36	$98.10
Fourth Quarter (through October 2, 2014)	$98.18	$95.39	$98.18

* The underlier commenced trading on the New York Stock Exchange on July 20, 2012 and therefore has limited historical performance.  For this reason, available information for the third quarter of 2012 includes data for the period from July 20, 2012 through September 30, 2012.  Accordingly, the “High,” “Low” and “Period End” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

Palo Alto Networks, Inc. common stock – daily closing prices July 20, 2012 to October 2, 2014

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Additional Information about the Auto-Callable Trigger PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional provisions:
No fractional shares:
At maturity, if the payment on the Auto-Callable Trigger PLUS, if any, is to be made in shares of the underlier, we will deliver the number of shares of the underlier due with respect to the Auto-Callable Trigger PLUS, as described above, but we will pay cash in lieu of delivering any fractional share of the underlier in an amount equal to the corresponding fractional closing price of such fraction of a share of the underlier, as determined by the calculation agent as of the valuation date.

Postponement of maturity date:
The maturity date will be postponed if the valuation date is postponed due to the occurrence or continuance of a market disruption event on the valuation date.  In such a case, the maturity date will be postponed by the same number of business days from but excluding the originally scheduled valuation date.  See “Terms of the Notes—Maturity Date” in the accompanying prospectus supplement and “Market disruption events and adjustments” below.

Postponement of call observation date and valuation date:
The call observation date and valuation date may be postponed due to the occurrence or continuance of a market disruption event on such relevant date. See “Market disruption events and adjustments” below. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the valuation date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

Market disruption events and adjustments:
The calculation agent will adjust any variable described in this document, including but not limited to the call observation date, the valuation date, the maturity date, the initial underlier value, the final underlier value, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement:

•    For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset”; and

•    For a description of further adjustments that may affect the underlier and events that may result in the acceleration of the maturity date, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset.”

Minimum ticketing size:	$1,000 / 100 Auto-Callable Trigger PLUS
Tax considerations:
You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement.  The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Auto-Callable Trigger PLUS.  The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.  This discussion does not address the U.S. federal income tax consequences of the ownership or disposition of the underlier that you may receive at maturity.  You should consult your tax advisor regarding the potential U.S. federal tax consequences of the ownership and disposition of the underlier.

Based on current market conditions, in the opinion of our special tax counsel, the Auto-Callable Trigger PLUS should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the underlier.  Assuming this treatment is respected, and except as described below, upon a sale or exchange of the Auto-Callable Trigger PLUS (including redemption for cash upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Auto-Callable Trigger PLUS, which should equal the amount you paid to acquire the Auto-Callable Trigger PLUS.  This gain or loss should be long-term capital gain or loss if you hold your Auto-Callable Trigger PLUS for more than a

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year, whether or not you are an initial purchaser of Auto-Callable Trigger PLUS at the original issue price.

If you receive shares of the underlier upon the maturity of your Auto-Callable Trigger PLUS, you should be deemed to have applied the purchase price of your Auto-Callable Trigger PLUS toward the purchase of the shares of the underlier you receive.  You should not recognize gain or loss with respect to the shares of the underlier you receive.  Instead, your basis in the shares (including any fractional share) should equal the price you paid to acquire your Auto-Callable Trigger PLUS, and that basis should be allocated proportionately among the shares.  Your holding period for the underlier should begin on the day after receipt.  With respect to any cash received in lieu of a fractional share of the underlier, you should recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the tax basis allocable to the fractional share.

The IRS or a court may not respect the treatment described above, in which case the timing and character of any income or loss on the Auto-Callable Trigger PLUS could be materially and adversely affected.  In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Auto-Callable Trigger PLUS, possibly with retroactive effect.  You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Auto-Callable Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders should note that recently proposed Treasury regulations could impose a 30% (or lower treaty rate) withholding tax on amounts paid or deemed paid after December 31, 2015 that are treated as attributable to U.S.-source dividends on equities underlying financial instruments such as the Auto-Callable Trigger PLUS.  While it is not clear whether or in what form these regulations will be finalized, under recent Treasury guidance, these regulations would not apply to the Auto-Callable Trigger PLUS.  Non-U.S. holders should consult their tax advisors regarding the potential application of these proposed regulations.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:
The net proceeds we receive from the sale of the Auto-Callable Trigger PLUS will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the Auto-Callable Trigger PLUS through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the Auto-Callable Trigger PLUS by taking positions in futures and options contracts on the underlier and any other securities or instruments we may wish to use in connection with such hedging.  Trading and other transactions by us or our affiliates could affect the level, value or price of reference assets and their components, the market value of the Auto-Callable Trigger PLUS or any amounts payable on your Auto-Callable Trigger PLUS. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Employee Retirement Income Security Act” starting on page S-120 in the accompanying prospectus supplement.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York,

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New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This document represents a summary of the terms and conditions of the Auto-Callable Trigger PLUS.  We encourage you to read the accompanying prospectus and prospectus supplement for this offering, which can be accessed via the hyperlinks on the front page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.20 for each Auto-Callable Trigger PLUS they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each Auto-Callable Trigger PLUS.

October 2014	Page 20